                                                               Exhibit 2.n.(iii)


                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Amdocs Automatic Common Exchange Security Trust (formerly, the Eighth Automatic Common Exchange Security Trust)(the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 3, 1999


                                                /s/ Donald J. Puglisi
                                                ---------------------
                                                Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Amdocs Automatic Common Exchange Security Trust (formerly, the Eighth Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 3, 1999


                                                  /s/ William R. Latham III
                                                  -------------------------
                                                  William R. Latham III

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Amdocs Automatic Common Exchange Security Trust (formerly, the Eighth Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 3, 1999


                                                 /s/ James B. O'Neill
                                                 --------------------
                                                 James B. O'Neill